LightPath Technologies, Inc 10-K/A
Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned constitutes and appoints J. James Gaynor and Dorothy Cipolla, and each of them, his true and lawful attorneys’-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2012, and any and all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as might or could be done in person, hereby ratifying and  confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed on this 23rd day of August  2012 by the following persons.

/s/ Robert Ripp	/s/ J. James Gaynor
Robert Ripp	J. James Gaynor

/s/ Sohail Khan
Sohail Khan

/s/ Steven Brueck	/s/ Louis Leeburg
Steve Brueck	Louis Leeburg

/s/ Gary Silverman
Gary Silverman

/s/ M. Scott Faris
M. Scott Faris